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Contact:  George Powlick
                Chief Financial Officer
                (818) 706-5100



                                                           For Immediate Release



                            K-SWISS INC. ANNOUNCES
                            -----------------------
                     RESIGNATION OF TWO COMPANY DIRECTORS
                     ------------------------------------



WESTLAKE VILLAGE, CA, August 21, 1998 K-Swiss Inc. (NASDAQ-KSWS) announced today that Stanley Bernstein and Stephen Fine had resigned as members of the Board of Directors of the Company, effective today. Messrs. Bernstein and Fine, Chairman and President, respectively, of Biltrite Corporation, had served as directors of the Company since 1987. The Company announced on July 28, 1998 that, pursuant to certain registration rights held by Biltrite, it had filed a Form S-3 Registration Statement with the SEC in order to register the remaining shares of the Company's common stock held by Biltrite. The Registration Statement was subsequently declared effective by the SEC on August 3, 1998.

K-Swiss Inc. designs, develops and markets athletic footwear for high performance sports use and casual activities. The Company presently offers footwear for court, nautical, casual and children's categories.



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